Exhibit 99.1

SG Blocks Reports Second Quarter 2020 Financial Results

Management to Host Conference Call Today at 4:30 p.m. ET

August 13, 2020 04:05 PM Eastern Time

BROOKLYN, N.Y.--(BUSINESS WIRE)--SG Blocks, Inc. (Nasdaq: SGBX) (“SG Blocks” or the “Company”), a leading designer, innovator and fabricator of container-based structures, reported its ﬁnancial results for the second quarter ended June 30, 2020.

Management Commentary

“Despite the challenges presented by the Covid 19 pandemic, in the second quarter SG Blocks was able to advance its core mission, raised a sufficient capital reserve for operations, and established a supply chain for the fabrication and distribution of container based medical laboratory services and diagnostic centers and the sale of Covid-19 tests,” commented Paul Galvin, CEO of SG, Blocks.”

“The receipt of the final planning approval for Monticello Mews is a significant milestone that will help launch SG Residential, the Company’s licensee, which is also actively building in Puerto Rico,” Galvin added. “These royalty streams represent recurring revenue with the potential to earn substantial revenues from the three phases of this 300+ unit project.”

Galvin continued, “We continued to sign new business throughout the year, the most notable of which was a $4 million manufacturing contract in the south Florida hospitality market. This contract alone potentially represents a 300% increase in revenue over the trailing 4 quarters.”

“The Distribution agreement with OSANG healthcare for its Covid 19 test, our product lines in the education and medical sectors with Grimshaw Architects and our ability to sell and distribute OSANG’s Gene Finder tests throughout North America are all designed to create recurring revenue for the Company,” Galvin continued. “Having access to Grimshaw’s unparalleled global supply chain greatly increases the number of addressable markets for our products.”

Galvin concluded, “We expect the efforts and progress in Q2 will serve as a catalyst for the rest of 2020 and into the new year.”

Second Quarter 2020 Financial Highlights:

●	Revenue of approximately $629,000, as compared to approximately $728,000 in Q2 2019.

●	Gross profit of approximately $374,000, as compared to approximately $267,000 in Q2 2019.

●	Net loss of approximately $838,000, or $(0.16) per basic and diluted share, as compared to a net loss of approximately $972,000, or $(4.02) per basic and diluted share, in Q2 2019.

●	Adjusted EBITDA loss of approximately $533,000, as compared to a loss of approximately $755,000 in Q2 2019. (See below for further discussion about the presentation of Adjusted EBITDA, a non-GAAP financial measurement).

●	Completed a public offering of 440,000 shares of common stock at an offering price of $4.25 per common share for aggregate net proceeds of approximately $1.5 million after deducting underwriting discounts and commissions and other expenses related to the offering.

●	Completed a public offering of 6,900,000 shares of common stock, including the exercise of the over-allotment option, at an offering price of $2.50 per common share for aggregate gross proceeds of approximately $15.6 million after deducting underwriting discounts and commissions and other expenses related to the offering.

Second Quarter 2020 and Subsequent Operational Highlights:

●	Construction backlog decreased to approximately $17.3 million as of June 30, 2020, as compared to $17.6 million as of December 31, 2019. The decrease in backlog is primarily attributable to work in progress or completed contracts during the first six months of 2020.

●	12 projects under contract, performed activity on 12 projects during Q2 2020.

●	Awarded a contract of approximately $4.0 million to manufacture a boutique, mixed-use hospitality project featuring 24 hospitality units in South Florida, subsequent to Q2 2020.

●	Monticello project received final site planning approval from the Village of Monticello and is now poised to begin excavation on the site. This project is expected to yield 302 units of workforce housing once completed by our licensee.

●	Entered into an agreement with Grimshaw Architects for the design and deployment of a variety of medical modules to allow for point-of-care testing, lab services and other medical procedures.

●	Completed US Customs import license and FDA registration process related to COVID-19 test kits.

●	Announced agreement with RhoHouse LLC, a technology-focused housing start up, to bring well-designed, affordable houses to market using RhoHouse’s CORE modules.

●	Announced partnership with Grimshaw Architects to build prefabricated modular based education facilities.

●	Other business projects in process:

-	Entered into agreement subsequent to Q2 2020 for completion of 40 office boxes in Puerto Rico under our license agreement.

-	Executed purchase orders for two experiential pop-up containers for the University of West Virginia, subsequent to Q2 2020.

-	Executed a design contract for a restaurant expansion in Georgia, subsequent to Q2 2020.

-	“MoLiving” mobile hospitality prototype project for Arizona Investissements is on track to be completed in Q3 2020.

-	“Planet Smoothie” project to be completed in Q3 2020, the project has reached its final construction phase, pending shipment to final destination in Djibouti, Africa.

-	Previously announced Verizon store was completed in Denver area, subsequent to Q2 2020.

Second Quarter 2020 Financial Results

Revenue was approximately $629,000 compared to $728,000 in Q2 2019.

The Company’s backlog decreased to approximately $17.3 million as of June 30, 2020, as compared to approximately $17.6 million at December 31, 2019. The decrease in backlog is primarily attributable to work in progress or completed contracts during the first six months of 2020.

Gross profit was approximately $374,000 as compared to approximately $267,000 in Q2 2019.

Operating expenses decreased by approximately $24,000 to approximately $1.21 million in Q2 2020 compared to approximately $1.24 million in Q2 2019. The decrease was driven by a reduction in payroll and related expenses of approximately $253,000 and a reduction in marketing and business development expense of approximately $53,000, which was partially offset by an increase in general and administrative expenses, primarily due to higher legal fees and consulting expenses, of $260,000.

Net loss totaled approximately $838,000, or $(0.16) per basic and diluted share, compared to a net loss of approximately $972,000, or $(4.02) per basic and diluted share, in Q2 2019.

Adjusted EBITDA loss was approximately $533,000 compared to an Adjusted EBITDA loss of approximately $755,000 in Q2 2019. See below under the heading “Use of Non-GAAP Financial Information” for a discussion of Adjusted EBITDA and a reconciliation of such measure to the most comparable measure calculated under U.S. generally accepted accounting principles (“GAAP”).

Balance Sheet

Cash and cash equivalents at June 30, 2020 totaled approximately $16.1 million, as compared to approximately $1.6 million at December 31, 2019.

Further details about the Company’s results will be available in its Quarterly Report on Form 10-Q, accessible in the investor relations section of the Company’s website at www.sgblocks.com and through the U.S. Securities and Exchange Commission’s website.

Conference Call Information

SG Blocks’ CEO, Paul Galvin, and Acting CFO, Gerald Sheeran, will host a listen only conference call.

To access the call, please use the following information:

Date:	Thursday, August 13, 2020

Time:	4:30 p.m. ET, 1:30 p.m. PT

Toll-free dial-in number:	1-844-407-9716

International dial-in number:	1-201-493-6779

Conference ID:	13708167

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difﬁculty connecting with the conference call, please contact Hayden IR at (646) 755-7412 or james@haydenir.com.

The conference call will be broadcast live and available for replay at http://public.viavid.com/index.php?id=141187 and via the investor relations section of the Company’s website at www.sgblocks.com.

A replay of the conference call will be available on August 13, 2020, after 7:30 p.m. Eastern time, through August 27, 2020.

Toll-free replay number:	1-844-512-2921

International replay number:	1-412-317-6671

Replay ID:	13708167

Use of Non-GAAP Financial Information

In addition to its results under GAAP, the Company presents EBITDA and Adjusted EBITDA for historical periods. EBITDA and Adjusted EBITDA are non-GAAP ﬁnancial measures and have been presented as supplemental measures of ﬁnancial performance that are not required by, or presented in accordance with, GAAP. The Company calculates EBITDA as net income (loss) before interest expense, income tax beneﬁt (expense), depreciation and amortization. It calculates Adjusted EBITDA as EBITDA before certain non-recurring adjustments such stock-based compensation expense. EBITDA and Adjusted EBITDA are presented because they are important metrics used by management as one of the means by which it assesses the Company’s ﬁnancial performance. EBITDA and Adjusted EBITDA are also frequently used by analysts, investors and other interested parties to evaluate companies in the Company’s industry. These measures, when used in conjunction with related GAAP ﬁnancial measures, provide investors with an additional ﬁnancial analytical framework that may be useful in assessing the Company and its results of operations.

EBITDA and Adjusted EBITDA have certain limitations. EBITDA and Adjusted EBITDA should not be considered as alternatives to net income (loss), or any other measures of financial performance derived in accordance with GAAP. These measures also should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items for which these non-GAAP measures make adjustments. Additionally, EBITDA and Adjusted EBITDA are not intended to be liquidity measures because of certain limitations, including, but not limited to:

●	They do not reflect the Company’s cash outlays for capital expenditures;

●	They do not reflect changes in, or cash requirements for, working capital; and

●	Although depreciation and amortization are non-cash charges, the assets are being depreciated and amortized and may have to be replaced in the future, and these non-GAAP measures do not reflect cash requirements for such replacements.

The non-GAAP information should be read in conjunction with the Company’s consolidated financial statements and related notes.

The following is a reconciliation of EBITDA and Adjusted EBITDA to the nearest GAAP measure, net loss:

	Three Months Ended June 30, 2020	Three Months Ended June 30, 2020	Six Months Ended June 30, 2020	Six Months Ended June 30, 2020

Net loss	$(837,973)	$(971,709)	$(1,585,400)	$(1,462,444)
Addback interest expense	3,452	-	6,263	-
Addback interest income	(6,233)	-	(11,096)	-
Addback depreciation and amortization	47,401	39,417	94,802	78,863
EBITDA (non-GAAP)	(793,353)	(932,292)	(1,495,431)	(1,383,581)
Addback Litigation Expense	131,102	-	267,840	-
Addback stock compensation expense	129,750	176,868	168,514	339,361
Adjusted EBITDA (non-GAAP)	$(532,501)	$(755,424)	$(1,059,077)	$(1,044,220)

About SG Blocks, Inc.

SG Blocks, Inc. is a premier innovator in advancing and promoting the use of code-engineered cargo shipping containers for safe and sustainable construction. The firm offers a product that exceeds many standard building code requirements, and also supports developers, architects, builders and owners in achieving greener construction, faster execution, and stronger buildings of higher value. Each project starts with GreenSteel™, the structural core and shell of an SG Blocks building, and then customized to client specifications. For more information, visit www.sgblocks.com.

Safe Harbor Statement

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by terminology such as “may,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions and includes statements such as the potential to earn substantial revenues from the three phases of the Monticello Mews 300+ unit project, the $4 million manufacturing contract in the south Florida hospitality market potentially representing a 300% increase in revenue over the trailing 4 quarters, the efforts and progress in Q2 serving as a catalyst for the rest of 2020 and into the new year, finishing construction of the Planet Smoothie container-based structure in Q3 2020, and the “MoLiving” mobile hospitality prototype project for Arizona Investissements being on track to be completed in Q3 2020. These forward-looking statements are based on management’s expectations and assumptions as of the date of this press release and are subject to a number of risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, the Company’s ability to generate revenues as expected from the three phases of the Monticello Mews 300+ unit project, the Company’s ability to generate revenues as expected from the $4 million manufacturing contract in the south Florida hospitality market, the Company’s ability to build on the efforts and progress in Q2 for the rest of 2020 and into the new year, the Company’s ability to complete construction of the Planet Smoothie container-based structure as scheduled, the Company’s ability to complete construction of the “MoLiving” mobile hospitality prototype project for Arizona Investissements as scheduled, the Company’s ability to achieve positive outcomes from the license of its residential technology, the Company’s ability to successfully distribute and generate revenue from the GeneFinder™ COVID-19 Plus RealAmp Kit™, the Company’s ability to capitalize on new commercial and military opportunities, the Company’s ability to maintain compliance with the NASDAQ listing requirements, and the other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and the Company’s subsequent filings with the SEC, including subsequent periodic reports on Forms 10-Q and 8-K. The information in this release is provided only as of the date of this release, and we undertake no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

– Tables Follow –

SG BLOCKS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

	June 30, 2020	December 31, 2019
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$16,112,907	$1,625,671
Accounts receivable, net	1,584,252	1,101,185
Contract assets	11,830	106,015
Prepaid expenses and other current assets	277,034	73,938
Total current assets	17,986,023	2,906,809

Property, plant and equipment, net	9,899	11,747
Goodwill	1,223,520	1,223,520
Long-term note receivable	661,096	—
Intangible assets, net	2,226,244	2,298,805
Deferred contract costs, net	173,337	193,730
Total Assets	$22,280,119	$6,634,611

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$1,863,384	$2,105,505
Contract liabilities	148,851	168,957
Total current liabilities	2,012,235	2,274,462

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $1.00 par value, 5,405,010 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value, 25,000,000 shares authorized; 8,596,189 issued and outstanding as of June 30, 2020 and 1,157,890 issued and outstanding as of December 31, 2019	85,962	11,579
Additional paid-in capital	39,351,139	21,932,387
Accumulated deficit	(19,169,217)	(17,583,817)
Total stockholders’ equity	20,267,884	4,360,149
Total Liabilities and Stockholders’ Equity	$22,280,119	$6,634,611

SG BLOCKS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

	For the Three Months Ended June 30,	For the Three Months Ended June 30,	For the Six Months Ended June 30,	For the Six Months Ended June 30,
	2020	2019	2020	2019
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenue:
Construction services	$534,526	$675,170	$623,867	$2,333,244
Engineering services	94,423	52,738	203,838	129,788
Total	628,949	727,908	827,705	2,463,032

Cost of revenue:
Construction services	193,208	435,671	265,119	1,594,900
Engineering services	61,508	24,919	142,372	56,709
Total	254,716	460,590	407,491	1,651,609

Gross profit	374,233	267,318	420,214	811,423

Operating expenses:
Payroll and related expenses	392,338	645,627	664,146	1,284,177
General and administrative expenses	766,750	506,664	1,258,064	839,664
Marketing and business development expense	30,899	84,216	63,237	131,575
Pre-project expenses	25,000	2,520	25,000	18,451
Total	1,214,987	1,239,027	2,010,447	2,273,867

Operating loss	(840,754)	(971,709)	(1,590,233)	(1,462,444)

Other income (expense):
Interest expense	(3,452)	—	(6,263)	—
Interest income	6,233	—	11,096	—
Total	2,781	—	4,833	—

Loss before income taxes	(837,973)	(971,709)	(1,585,400)	(1,462,444)
Income tax expense	—	—	—	—

Net loss	$(837,973)	$(971,709)	$(1,585,400)	$(1,462,444)

Net loss per share - basic and diluted:
Basic and diluted	$(0.16)	$(4.02)	$(0.48)	$(6.43)

Weighted average shares outstanding:
Basic and diluted	5,369,132	241,881	3,278,913	227,602

SG BLOCKS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Changes in Stockholders’ Equity (Unaudited)

	$0.01 Par Value Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Equity
Balance at March 31, 2020	1,170,524	$11,705	$21,970,903	$(18,331,244)	$3,651,364
Stock-based compensation	—	—	129,750	—	129,750
Conversion of restricted stock units to common stock	12,000	120	(120)	—	—
Conversion of debt exchange to common stock	73,665	737	205,526	—	206,263
Issuance of common stock, net of issuance costs	7,340,000	73,400	17,045,080	—	17,118,480
Net loss	—	—	—	(837,973)	(837,973)
Balance at June 30, 2020	8,596,189	$85,962	$39,351,139	$(19,169,217)	$20,267,884

Balance at December 31, 2019	1,157,890	$11,579	$21,932,387	$(17,583,817)	$4,360,149
Stock-based compensation	—	—	168,514	—	168,514
Conversion of restricted stock units to common stock	24,672	246	(246)	—	—
Reverse stock split settlement	(38)	—	(122)	—	(122)
Conversion of debt exchange to common stock	73,665	737	205,526	—	206,263
Issuance of common stock, net of issuance costs	7,340,000	73,400	17,045,080	—	17,118,480
Net loss	—	—	—	(1,585,400)	(1,585,400)
Balance at June 30, 2020	8,596,189	$85,962	$39,351,139	$(19,169,217)	$20,267,884

	$0.01 Par Value Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Equity
Balance at March 31, 2019	213,002	$2,130	$17,958,022	$(11,154,012)	$6,806,140
Stock-based compensation	—	—	231,182	—	231,182
Issuance of common stock, net of issuance costs	42,388	424	552,285	—	552,709
Net loss	—	—	—	(971,709)	(971,709)
Balance at June 30, 2019	255,390	$2,554	$18,741,489	$(12,125,721)	$6,618,322

Balance at December 31, 2018	213,002	$2,130	$17,741,214	$(10,663,277)	$7,080,067
Stock-based compensation	—	—	447,990	—	447,990
Issuance of common stock, net of issuance costs	42,388	424	552,285	—	552,709
Net loss	—	—	—	(1,462,444)	(1,462,444)
Balance at June 30, 2019	255,390	$2,554	$18,741,489	$(12,125,721)	$6,618,322

SG BLOCKS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

	For the Six Months Ended June 30, 2020	For the Six Months Ended June 30, 2019
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net loss	$(1,585,400)	$(1,462,444)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	1,848	6,301
Amortization of intangible assets	72,561	72,562
Amortization of deferred license costs	20,393	—
Bad debt expense (benefit)	—	(54,000)
Interest income on long-term note receivable	(11,096)	—
Stock-based compensation	168,514	339,361
Changes in operating assets and liabilities:
Accounts receivable	(483,067)	351,820
Contract assets	94,185	239,524
Prepaid expenses and other current assets	(203,096)	756,393
Accounts payable and accrued expenses	(235,858)	(846,261)
Contract liabilities	(20,106)	(1,150,458)
Net cash used in operating activities	(2,181,122)	(1,747,202)

Cash flows provided by investing activities:
Advances in note receivable	(650,000)	—
Net cash used in investing activities	(650,000)	—

Cash flows from financing activities:
Proceeds from public stock offering, net of issuance costs	17,118,480	552,709
Proceeds from long-term note payable	200,000	—
Settlement of common stock from reverse stock split	(122)	—
Net cash provided by financing activities	17,318,358	552,709

Net increase (decrease) in cash and cash equivalents	14,487,236	(1,194,493)

Cash and cash equivalents - beginning of period	1,625,671	1,368,395

Cash and cash equivalents - end of period	$16,112,907	$173,902

Supplemental disclosure of non-cash operating activities:
Non-cash conversion of long-term note payable to common stock	$200,000	$—
Non-cash conversion of accrued interest of long-term note payable to common stock	6,263	—
Non-cash conversion of accrued salary to restricted stock units to common stock	—	108,629
Total non-cash operating activities	$206,263	$108,629

CONTACTS

Media

Rubenstein Public Relations

Christina Levin

Account Director

212-805-3029

clevin@rubensteinpr.com

or

James Carbonara

Hayden IR

(646) 755-7412

james@haydenir.com

Brett Maas

Hayden IR

(646) 536-7331

brett@haydenir.com